Exhibit 99.1

Owens Corning Delivers Full-Year Net Sales of $9.7 Billion;
Generates Earnings of $1.2 Billion and Adjusted EBIT of $1.8 Billion

TOLEDO, Ohio – February 14, 2024 - Owens Corning (NYSE: OC), a global building and construction materials leader, today reported fourth-quarter and full-year 2023 results.

•Reported Net Sales of $9.7 Billion, Down Slightly from Prior Year
•Expanded 2023 Adjusted EBIT Margins to 19% and Adjusted EBITDA Margins to 24%
•Delivered Diluted EPS of $13.14 and Adjusted Diluted EPS of $14.42
•Generated Operating Cash Flow of $1.7 Billion and Free Cash Flow of $1.2 Billion
•Returned $812 Million, or 68%, of Free Cash Flow to Shareholders through Dividends and Share Repurchases

“These outstanding results for the fourth quarter and full year demonstrate the strength of our team, the value of our products, and the impact of our enterprise strategy to increase the earnings power of the company and create value for our customers and shareholders,” said Chair and Chief Executive Officer Brian Chambers. “Looking ahead, we will continue to focus on delivering outstanding results in the near-term as we execute the strategic moves announced last week which will further strengthen our leadership in building and construction materials and position the company for long-term success.”

Enterprise Performance

($ in millions, except per share amounts)	Fourth-Quarter				Full-Year
	2023	2022	Change		2023	2022	Change
Net Sales	$2,304	$2,285	$19	1%	$9,677	$9,761	$(84)	(1)%
Net Earnings Attributable to OC	131	124	7	6%	1,196	1,241	(45)	(4)%
Adjusted EBIT	392	333	59	18%	1,805	1,762	43	2%
As a Percent of Net Sales	17%	15%	N/A	N/A	19%	18%	N/A	N/A
Adjusted EBITDA	518	460	58	13%	2,313	2,267	46	2%
As a Percent of Net Sales	22%	20%	N/A	N/A	24%	23%	N/A	N/A
Diluted EPS	1.46	1.32	0.14	11%	13.14	12.70	0.44	3%
Adjusted Diluted EPS	3.21	2.49	0.72	29%	14.42	12.88	1.54	12%
Operating Cash Flow	698	675	23	3%	1,719	1,760	(41)	(2)%
Free Cash Flow	562	535	27	5%	1,193	1,314	(121)	(9)%

Enterprise Strategy Highlights

•On February 9, Owens Corning announced it entered into a definitive agreement to acquire Masonite International Corporation, a leading global provider of interior and exterior doors and door systems. The addition of Masonite's doors business will strengthen Owens Corning's position in building and construction materials. The transaction is expected to close mid-2024.

•Owens Corning also announced on February 9 that it will review strategic alternatives for its global glass reinforcements business. This decision to review the business is consistent with the company's strategy to focus on building and construction materials. Glass reinforcements generates annual revenue of approximately $1.3 billion.

•Owens Corning is updating the long-term EBIT margin guide for the Roofing segment from approximately 20% to mid-20% on average.

•Owens Corning continues to invest in new product and process innovation to support customers and generate additional growth. In 2023, it launched 39 new or refreshed products.

•Owens Corning sustained a high level of safety performance in 2023 with a recordable incident rate (RIR) of 0.60.

•Owens Corning continues to be recognized as a leader in environmental, social, and governance. In the fourth quarter, the company earned a place on the Dow Jones Sustainability World Index for the 14th consecutive year.

Cash Returned to Shareholders

•During 2023, the company returned $812 million to shareholders through dividends and share repurchases. The company paid dividends of $188 million and repurchased 5.4 million shares of common stock for $624 million.

•In December 2023, Owens Corning announced its Board of Directors declared quarterly cash dividends of $0.60 per common share, a 15% increase compared with the associated prior quarterly dividends.

“In 2023, the strength of our earnings and disciplined capital allocation resulted in $1.2 billion of free cash flow, with 68% returned to shareholders through share repurchases and dividends,” said Executive Vice President and Chief Financial Officer Todd Fister. “As we look forward to 2024, we remain committed to maintaining our investment grade balance sheet, investing in attractive acquisitions and capital projects to continue to grow our earnings power, and returning 50% of free cash to shareholders over time.”

Other Notable Highlights

•Owens Corning expects to issue its 18th annual Sustainability Report next month. The report will highlight the company's progress toward its 2030 sustainability goals.

2023 Segment Performance

Full-Year

•Roofing net sales increased 10% to $4.0 billion in 2023 compared to 2022, with strong year-over-year demand driven primarily by higher levels of storm activity, in addition to positive price and favorable mix. EBIT increased $343 million to $1.2 billion, with 29% EBIT margins and 31% EBITDA margins. The EBIT improvement was primarily due to positive price, favorable input costs and delivery, higher volumes, and favorable mix for the full year.

•Insulation net sales decreased slightly to $3.7 billion in 2023 compared to 2022, primarily due to lower sales volumes in both the North American residential insulation and technical and global insulation businesses, which were largely offset by positive price, favorable delivery costs, and mix. EBIT increased $7 million to $619 million, with 17% EBIT margins and 23% EBITDA margins, with positive price and favorable mix more than offsetting the impact of lower volumes, input cost inflation, higher manufacturing costs, and planned maintenance downtime and production investments.

•Composites net sales decreased 14% to $2.3 billion in 2023, primarily due to lower volumes and the net impact of divestitures and acquisitions. EBIT decreased $256 million to $242 million while delivering 11% EBIT margins and 18% EBITDA margins. The EBIT decline was driven by lower demand, primarily in glass reinforcements, the associated production downtime actions the company took throughout the year to balance inventories, and the net impact of divestitures and acquisitions. Input costs were inflationary for the year, largely offset by favorable delivery costs.

Fourth-Quarter

•Roofing net sales increased 16% to $928 million in fourth-quarter 2023 compared with fourth-quarter 2022, with continued strong demand tied to the mild weather extending the roofing season in many regions and strong components attachment rate, as well as favorable mix and positive price. EBIT increased $116 million to $284 million, expanding EBIT margins to 31% and EBITDA margins to 32%. The EBIT improvement was due to higher volumes, favorable input and delivery costs, as well as positive price, favorable mix, and favorable manufacturing costs.

•Insulation net sales decreased 3% to $931 million in fourth-quarter 2023 compared with fourth-quarter 2022. The change was primarily due to lower volumes in both the North American residential insulation and technical and global insulation businesses, partially offset by favorable price and mix. EBIT decreased $3 million to $150 million, with 16% EBIT margins and 22% EBITDA margins, as the year-over-year impact of lower volumes was largely offset by positive price realization.

•Composites net sales decreased 13% to $514 million in fourth-quarter 2023 compared with fourth-quarter 2022, primarily due to lower volumes and price declines resulting from lower spot prices in glass reinforcements. EBIT decreased $38 million to $26 million, with EBIT margins of 5% and EBITDA margins of 13%. In addition to price, the impact of lower demand in glass reinforcements and the actions the company took to balance inventories with corresponding production downtime contributed to the year-over-year EBIT declines, which were partially offset by favorable manufacturing performance.

First-Quarter and Full-Year 2024 Outlook

•The key economic factors that impact the company’s business are residential repair and remodeling activity, U.S. housing starts, global commercial construction activity, and global industrial production.

•Macroeconomic trends outside of the U.S. and elevated interest rates continue to result in slow global economic growth, but the company expects most of its building and construction end markets to be relatively stable in the near term.

•For the first-quarter 2024, the company expects overall performance to result in net sales slightly below the first quarter of 2023, while generating mid-teens margins.

Current 2024 financial outlook is presented below.

General Corporate Expenses	$240 million to $250 million
Interest Expense	$70 million to $80 million
Effective Tax Rate on Adjusted Earnings	24% to 26%
Capital Additions	Approximately $550 million
Depreciation and Amortization	Approximately $550 million

The above outlook excludes the impact of any acquisitions or divestitures not yet completed.

Fourth-Quarter 2023 Conference Call and Presentation
Wednesday, February 14, 2024
9 a.m. Eastern Time

All Callers

•Live dial-in telephone number: U.S. 1.833.470.1428; Canada 1.833.950.0062; and other international +1.404.975.4839.
•Entry number: 498688 (Please dial in 10-15 minutes before conference call start time)
•Live webcast: https://events.q4inc.com/attendee/569569128

Telephone and Webcast Replay

•Telephone replay will be available one hour after the end of the call through February 21, 2024. In the U.S., call 1.866.813.9403. In Canada, call 1.226.828.7578. In other international locations, call +1.929.458.6194.
•Conference replay number: 943465
•Webcast replay will be available for one year using the above link.

About Owens Corning

Owens Corning is a global building and construction materials leader committed to building a sustainable future through material innovation. Our three integrated businesses – Roofing, Insulation, and Composites – provide durable, sustainable, energy-efficient solutions that leverage our unique material science, manufacturing, and market knowledge to help our customers win and grow. We are global in scope, human in scale with approximately 18,000 employees in 30 countries dedicated to generating value for our customers and shareholders, and making a difference in the communities where we work and live. Founded in 1938 and based in Toledo, Ohio, USA, Owens Corning posted 2023 sales of $9.7 billion. For more information, visit www.owenscorning.com.

Use of Non-GAAP Measures

Owens Corning uses non-GAAP measures in its earnings press release that are intended to supplement investors' understanding of the company's financial information. These non-GAAP measures include EBIT, adjusted EBIT, EBITDA, adjusted EBITDA, adjusted earnings, adjusted diluted earnings per share attributable to Owens Corning common stockholders ("adjusted EPS"), adjusted pre-tax earnings, and free cash flow. When used to report historical financial information, reconciliations of these non-GAAP measures to the corresponding GAAP measures are included in the financial tables of this press release. Specifically, see Table 2 for EBIT, adjusted EBIT, EBITDA, and adjusted EBITDA, Table 7 for adjusted earnings and adjusted EPS, and Table 8 for free cash flow.

For purposes of internal review of Owens Corning's year-over-year operational performance, management excludes from net earnings attributable to Owens Corning certain items it believes are not representative of ongoing operations. The non-GAAP financial measures resulting from these adjustments (including adjusted EBIT, adjusted EBITDA, adjusted earnings, adjusted EPS, and adjusted pre-tax earnings) are used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance, and related employee compensation measures. Management believes that these adjustments result in a measure that provides a useful representation of its operational performance; however, the adjusted measures should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning as prepared in accordance with GAAP.

Free cash flow is a non-GAAP liquidity measure used by investors, financial analysts and management to help evaluate the company's ability to generate cash to pursue opportunities that enhance shareholder value. The company defines free cash flow as net cash flow provided by operating activities, less cash paid for property, plant and equipment. Free cash flow is not a measure of residual cash flow available for discretionary expenditures due to the company's mandatory debt service requirements. Free cash flow is used internally by the company for various purposes, including reporting results of operations to the Board of Directors of the company and analysis of performance.

Management believes that these measures provide a useful representation of our operational performance and liquidity; however, the measures should not be considered in isolation or as a substitute for net cash flow provided by operating activities or net earnings attributable to Owens Corning as prepared in accordance with GAAP.

When the company provides forward-looking expectations for non-GAAP measures, the most comparable GAAP measures and a reconciliation between the non-GAAP expectations and the corresponding GAAP measures are generally not available without unreasonable effort due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP measures in future periods. The variability in timing and amount of adjusting items could have significant and unpredictable effect on our future GAAP results.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to risks, uncertainties and other factors and actual results may differ materially from any results projected in the statements. These risks, uncertainties and other factors include, without limitation: levels of residential and commercial or industrial construction activity; demand for our products; industry and economic conditions including, but not limited to, supply chain disruptions, recessionary conditions, inflationary pressures, interest rate and financial markets volatility, and the viability of banks and other financial institutions; availability and cost of energy and raw materials; levels of global industrial production; competitive and pricing factors; relationships with key customers and customer concentration in certain areas; issues related to acquisitions, divestitures and joint ventures or expansions, including the planned acquisition of Masonite; climate change, weather conditions and storm activity; legislation and related regulations or interpretations, in the United States or elsewhere; domestic and international economic and political conditions, policies or other governmental actions, as well as war and civil disturbance; changes to tariff, trade or investment policies or laws; uninsured losses, including those from natural disasters, catastrophes, pandemics, theft or sabotage; environmental, product-related or other legal and regulatory liabilities, proceedings or actions; research and development activities and intellectual property protection; issues involving implementation and protection of information technology systems; foreign exchange and commodity price fluctuations; our level of indebtedness, including the planned acquisition of Masonite; our liquidity and the availability and cost of credit; our ability to achieve expected synergies, cost reductions and/or productivity improvements; the level of fixed costs required to run our business; levels of goodwill or other indefinite-lived intangible assets; price volatility in certain wind energy markets in the U.S.; loss of key employees and labor disputes or shortages; our ability to complete and successfully integrate the Masonite acquisition; any material adverse changes in the business of Masonite; the ability to obtain required regulatory, shareholder or other third-party approvals and consents and otherwise complete the Masonite acquisition; our ability to achieve the strategic and other objectives relating to the Masonite acquisition, including any expected synergies, and the strategic review of our GR business; and defined benefit plan funding obligations; and factors detailed from time to time in the company’s Securities and Exchange Commission filings. The information in this news release speaks as of February 14, 2024, and is subject to change. The company does not undertake any duty to update or revise forward-looking statements except as required by federal securities laws. Any distribution of this news release after that date is not intended and should not be construed as updating or confirming such information.

Media Inquiries:	Investor Inquiries:
Megan James	Amber Wohlfarth
419.348.0768	419.248.5639
Owens Corning Company News / Owens Corning Investor Relations News

Table 1
Owens Corning and Subsidiaries
Consolidated Statements of Earnings
(unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
NET SALES	$2,304	$2,285	$9,677	$9,761
COST OF SALES	1,689	1,715	6,994	7,145
Gross margin	615	570	2,683	2,616
OPERATING EXPENSES
Marketing and administrative expenses	219	217	831	803
Science and technology expenses	38	33	123	106
Gain on equity method investment	—	—	—	(130)
Gain on sale of site	—	—	(189)	—
Other expense, net	29	141	106	123
Total operating expenses	286	391	871	902
OPERATING INCOME	329	179	1,812	1,714
Non-operating expense (income)	146	(3)	145	(9)
EARNINGS BEFORE INTEREST AND TAXES	183	182	1,667	1,723
Interest expense, net	14	27	76	109
EARNINGS BEFORE TAXES	169	155	1,591	1,614
Income tax expense	40	33	401	373
Equity in net earnings of affiliates	1	—	3	—
NET EARNINGS	130	122	1,193	1,241
Net loss attributable to non-redeemable and redeemable noncontrolling interests	(1)	(2)	(3)	—
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$131	$124	$1,196	$1,241
EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
Basic	$1.48	$1.33	$13.27	$12.85
Diluted	$1.46	$1.32	$13.14	$12.70
WEIGHTED AVERAGE COMMON SHARES
Basic	88.5	93.1	90.1	96.6
Diluted	89.5	94.2	91.0	97.7

Table 2
Owens Corning and Subsidiaries
EBIT Reconciliation Schedules
(unaudited)

Adjusting (expense) income items to EBIT are shown in the table below (in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Restructuring costs	$(63)	$(19)	$(169)	$(48)
Gains on sale of certain precious metals	—	—	2	18
Intangible assets impairment charge	—	(96)	—	(96)
Pension settlement losses	(145)	—	(145)	—
Acquisition and divestiture-related costs	—	(2)	—	(7)
Gain on sale of Santa Clara, California site	—	—	189	—
Gain on sale of Shanghai, China facility	—	—	—	27
Gain on remeasurement of Fiberteq equity investment	—	—	—	130
Paroc marine recall	(1)	—	(15)	—
Loss on sale of Chambery, France DUCS business	—	(1)	—	(30)
Loss on sale of Russian operations	—	(33)	—	(33)
Total adjusting items	$(209)	$(151)	$(138)	$(39)

The reconciliation from net earnings attributable to Owens Corning to EBIT and Adjusted EBIT, and the reconciliation from EBIT to EBITDA and adjusted EBITDA are shown in the table below (in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$131	$124	$1,196	$1,241
Net loss attributable to non-redeemable and redeemable noncontrolling interests	(1)	(2)	(3)	—
NET EARNINGS	130	122	1,193	1,241
Equity in net earnings of affiliates	1	—	3	—
Income tax expense	40	33	401	373
EARNINGS BEFORE TAXES	169	155	1,591	1,614
Interest expense, net	14	27	76	109
EARNINGS BEFORE INTEREST AND TAXES	183	182	1,667	1,723
Less: Adjusting items from above	(209)	(151)	(138)	(39)
ADJUSTED EBIT	$392	$333	$1,805	$1,762
Net sales	$2,304	$2,285	$9,677	$9,761
ADJUSTED EBIT as a % of Net sales	17%	15%	19%	18%
EARNINGS BEFORE INTEREST AND TAXES	$183	$182	$1,667	$1,723
Depreciation and amortization	163	131	609	531
EARNINGS BEFORE EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION	346	313	2,276	2,254
Less: Adjusting items from above	(209)	(151)	(138)	(39)
Accelerated depreciation and amortization included in restructuring	(37)	(4)	(101)	(26)
ADJUSTED EBITDA	$518	$460	$2,313	$2,267
Net sales	$2,304	$2,285	$9,677	$9,761
ADJUSTED EBITDA as a % of Net sales	22%	20%	24%	23%

Table 3
Owens Corning and Subsidiaries
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Twelve Months Ended December 31,
	2023	2022
NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES
Net earnings	$1,193	$1,241
Adjustments to reconcile net earnings to cash provided by operating activities:
Depreciation and amortization	609	531
Deferred income taxes	26	37
Pension annuity settlement charge	145	—
Stock-based compensation expense	51	51
Intangible assets impairment charge	—	96
Gains on sale of certain precious metals	(2)	(18)
Gain on equity method investment	—	(130)
Gain on sale of site	(189)	—
Net loss on sale of assets or affiliates	—	36
Other adjustments to reconcile net earnings to cash provided by operating activities	(44)	4
Change in operating assets and liabilities:
Changes in receivables, net	(26)	(14)
Changes in inventories	148	(287)
Changes in accounts payable and accrued liabilities	(158)	363
Changes in other operating assets and liabilities	3	(81)
Pension fund contributions	(18)	(8)
Payments for other employee benefits liabilities	(11)	(11)
Other	(8)	(50)
Net cash flow provided by operating activities	1,719	1,760
NET CASH FLOW USED FOR INVESTING ACTIVITIES
Cash paid for property, plant and equipment	(526)	(446)
Derivative settlements	—	44
Proceeds from the sale of assets or affiliates	194	212
Investment in subsidiaries and affiliates, net of cash acquired	(6)	(417)
Other	(18)	(16)
Net cash flow used for investing activities	(356)	(623)
NET CASH FLOW USED FOR FINANCING ACTIVITIES
Purchase of noncontrolling interest	—	(9)
Dividends paid	(188)	(136)
Purchases of treasury stock	(657)	(795)
Finance lease payments	(33)	(30)
Other	1	(4)
Net cash flow used for financing activities	(877)	(974)
Effect of exchange rate changes on cash	30	(22)
Net increase in cash, cash equivalents, and restricted cash	516	141
Cash, cash equivalents and restricted cash at beginning of period	1,107	966
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$1,623	$1,107
DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for income taxes	$428	$319
Cash paid during the year for interest	$135	$123

Table 4
Owens Corning and Subsidiaries
Consolidated Balance Sheets
(unaudited)
(in millions, except per share data)

	December 31,	December 31,
ASSETS	2023	2022
CURRENT ASSETS
Cash and cash equivalents	$1,615	$1,099
Receivables, less allowances of $11 at December 31, 2023 and 2022	987	961
Inventories	1,198	1,334
Assets held for sale	—	45
Other current assets	117	117
Total current assets	3,917	3,556
Property, plant and equipment, net	3,841	3,729
Operating lease right-of-use assets	222	204
Goodwill	1,392	1,383
Intangible assets, net	1,528	1,602
Deferred income taxes	24	16
Other non-current assets	313	262
TOTAL ASSETS	$11,237	$10,752
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$1,216	$1,345
Current operating lease liabilities	62	52
Long-term debt – current portion	431	28
Other current liabilities	615	679
Total current liabilities	2,324	2,104
Long-term debt, net of current portion	2,615	2,992
Pension plan liability	69	78
Other employee benefits liability	112	118
Non-current operating lease liabilities	165	152
Deferred income taxes	427	388
Other liabilities	315	299
Total liabilities	6,027	6,131
Redeemable noncontrolling interest	25	25
OWENS CORNING STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.01 per share (a)	—	—
Common stock, par value $0.01 per share (b)	1	1
Additional paid in capital	4,166	4,139
Accumulated earnings	4,794	3,794
Accumulated other comprehensive deficit	(503)	(681)
Cost of common stock in treasury (c)	(3,292)	(2,678)
Total Owens Corning stockholders’ equity	5,166	4,575
Noncontrolling interests	19	21
Total equity	5,185	4,596
TOTAL LIABILITIES AND EQUITY	$11,237	$10,752

(a)10 shares authorized; none issued or outstanding at December 31, 2023 and December 31, 2022
(b)400 shares authorized; 135.5 issued and 87.2 outstanding at December 31, 2023; 135.5 issued and 91.9 outstanding at December 31, 2022
(c)48.3 shares at December 31, 2023 and 43.6 shares at December 31, 2022

Table 5
Owens Corning and Subsidiaries
Segment Information
(unaudited)

Roofing
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Roofing segment (in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net sales	$928	$799	$4,030	$3,658
% change from prior year	16%	12%	10%	14%
EBIT	$284	$168	$1,174	$831
EBIT as a % of net sales	31%	21%	29%	23%
Depreciation and amortization expense	$16	$16	$64	$62
EBITDA	$300	$184	$1,238	$893
EBITDA as a % of net sales	32%	23%	31%	24%

Insulation
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Insulation segment (in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net sales	$931	$956	$3,668	$3,714
% change from prior year	-3%	11%	-1%	17%
EBIT	$150	$153	$619	$612
EBIT as a % of net sales	16%	16%	17%	16%
Depreciation and amortization expense	$51	$50	$210	$206
EBITDA	$201	$203	$829	$818
EBITDA as a % of net sales	22%	21%	23%	22%

Composites
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Composites segment (in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net sales	$514	$589	$2,286	$2,660
% change from prior year	-13%	-3%	-14%	14%
EBIT	$26	$64	$242	$498
EBIT as a % of net sales	5%	11%	11%	19%
Depreciation and amortization expense	$42	$44	$172	$175
EBITDA	$68	$108	$414	$673
EBITDA as a % of net sales	13%	18%	18%	25%

Table 6
Owens Corning and Subsidiaries
Corporate, Other and Eliminations
(unaudited)
Corporate, Other and Eliminations
The table below provides a summary of EBIT and depreciation and amortization expense for the Corporate, Other and Eliminations category (in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Restructuring costs	$(63)	$(19)	$(169)	$(48)
Gains on sale of certain precious metals	—	—	2	18
Intangible assets impairment charge	—	(96)	—	(96)
Pension settlement losses	(145)	—	(145)	—
Acquisition and divestiture-related costs	—	(2)	—	(7)
Gain on sale of Santa Clara, California site	—	—	189	—
Gain on sale of Shanghai, China facility	—	—	—	27
Gain on remeasurement of Fiberteq equity investment	—	—	—	130
Paroc marine recall	(1)	—	(15)	—
Loss on sale of Chambery, France DUCS business	—	(1)	—	(30)
Loss on sale of Russian operations	—	(33)	—	(33)
General corporate expense and other	(68)	(52)	(230)	(179)
EBIT	$(277)	$(203)	$(368)	$(218)
Depreciation and amortization	$54	$21	$163	$88

Table 7
Owens Corning and Subsidiaries
EPS Reconciliation Schedules
(unaudited)
(in millions, except per share data)
A reconciliation from net earnings attributable to Owens Corning to adjusted earnings and a reconciliation from diluted earnings per share to adjusted diluted earnings per share are shown in the tables below:

	Three Months Ended								Twelve Months Ended
	March 31,		June 30,		September 30,		December 31,		December 31,
	2023	2022	2023	2022	2023	2022	2023	2022	2023	2022
RECONCILIATION TO ADJUSTED EARNINGS
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$383	$304	$345	$343	$337	$470	$131	$124	$1,196	$1,241
Adjustment to remove adjusting items (a)	(173)	(25)	47	36	55	(123)	209	151	138	39
Adjustment to remove tax expense/(benefit) on adjusting items (b)	46	6	(11)	(2)	(11)	—	(46)	(26)	(22)	(22)
Adjustment to remove significant tax items and reserve reversals (c)	—	—	—	—	—	—	—	—	—	—
Adjustment to tax expense/(benefit) to reflect pro forma tax rate (d)	1	8	7	2	(1)	4	(7)	(14)	—	—
ADJUSTED EARNINGS	$257	$293	$388	$379	$380	$351	$287	$235	$1,312	$1,258

RECONCILIATION TO ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
DILUTED EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$4.17	$3.03	$3.78	$3.49	$3.71	$4.84	$1.46	$1.32	$13.14	$12.70
Adjustment to remove adjusting items (a)	(1.88)	(0.25)	0.51	0.37	0.61	(1.27)	2.34	1.60	1.52	0.40
Adjustment to remove tax expense/(benefit) on adjusting items (b)	0.50	0.06	(0.12)	(0.02)	(0.12)	—	(0.51)	(0.28)	(0.24)	(0.22)
Adjustment to remove significant tax items and reserve reversals (c)	—	—	—	—	—	—	—	—	—	—
Adjustment to tax expense/(benefit) to reflect pro forma tax rate (d)	0.01	0.08	0.08	0.01	(0.02)	0.04	(0.08)	(0.15)	—	—
ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$2.80	$2.92	$4.25	$3.85	$4.18	$3.61	$3.21	$2.49	$14.42	$12.88

RECONCILIATION TO DILUTED SHARES OUTSTANDING
Weighted average shares outstanding used for basic earnings per share	91.3	99.5	90.5	97.6	90.0	96.3	88.5	93.1	90.1	96.6
Non-vested restricted shares and performance shares	0.6	0.7	0.8	0.8	0.9	0.8	1.0	1.1	0.9	1.1
Options to purchase common stock	—	—	—	—	—	—	—	—	—	—
Diluted shares outstanding	91.9	100.2	91.3	98.4	90.9	97.1	89.5	94.2	91.0	97.7

(a)	Please refer to Table 2 "EBIT Reconciliation Schedules" for additional information on adjusting items.
(b)	The tax impact of adjusting items is based on our expected tax accounting treatment and rate for the jurisdiction of each adjusting item.
(c)	There were no significant tax items in 2023 or 2022.
(d)	To compute adjusted earnings, we apply a full year pro forma effective tax rate to each quarter presented. For 2023, we have used an effective tax rate of 24%, which was our 2023 effective tax rate excluding the adjusting items referenced in (a), (b) and (c). For comparability, in 2022, we have used an effective tax rate of 24%, which was our 2022 effective tax rate excluding the adjusting items referenced in (a), (b) and (c).

Table 8
Owens Corning and Subsidiaries
Free Cash Flow Reconciliation Schedule
(unaudited)

The reconciliation from net cash flow provided by operating activities to free cash flow and the calculation of free cash flow conversion of adjusted earnings ("free cash flow conversion") are shown in the table below (in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES	$698	$675	$1,719	$1,760
Less: Cash paid for property, plant and equipment	(136)	(140)	(526)	(446)
FREE CASH FLOW	$562	$535	$1,193	$1,314
ADJUSTED EARNINGS (a)	$287	$235	$1,312	$1,258
FREE CASH FLOW CONVERSION (b)	n/a	n/a	91%	104%

(a)	Please refer to Table 7 "EPS Reconciliation Schedules" for the reconciliation from net earnings attributable to Owens Corning to adjusted earnings.
(b)	We compute free cash flow conversion on an annual basis only due to the seasonality of our businesses.